UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

802 - 1067 Marinaside Cr.,
Vancouver, B.C., Canada	V6Z 3A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1001

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

ITEM 8.01 OTHER EVENTS.

On November 25, 2015, Sterling Group Ventures Inc. ("Sterling") signed a letter of intent with Hubei Yaozhihe Chemicals Co. Ltd. Hubei Yaozhihe Chemicals Co. Ltd. holds 5 mining permits and 4 exploration permits and, according to the company, produced approximately 1.9 million tons of phosphate rock in 2014. The letter of intent provides Sterling with exclusivity to April 1, 2016 and includes 50% of its QiaoGou property, of which the other 50% was recently sold to Xingfa Group for RMB 301,719,400 Yuan. Subject to performing the necessary due diligence, the parties agree to form a joint venture company, whose structure is to be negotiated, which will conduct and operate the phosphate properties and chemical plants under Hubei Yaozhihe Chemicals Co. Ltd.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Letter of Intent (LOI) between Hubei YaoZhihe Chemicals Co. Ltd. and Sterling Group Ventures, Inc.
Regarding Joint Venture Development of Phosphate Properties and Chemical Plants of Hubei Yaozhihe Chemicals Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Christopher Tsakok
Christopher Tsakok
Chairman & CEO

November 27, 2015